Exhibit 1.1

COCA-COLA ENTERPRISES, INC.

(a Delaware corporation)

Senior Debt Securities

UNDERWRITING AGREEMENT

                    , 20

To the Underwriters

named in the applicable

Terms Agreement

supplemental hereto

Ladies and Gentlemen:

In accordance with the authorization granted by the Board of Directors, or a committee thereof, of Coca-Cola Enterprises, Inc. (the “Company”), the Company proposes to sell from time to time, pursuant to the registration statement filed by the Company on Form S-3 (No. 333-        ), an indeterminate aggregate principal amount, in domestic or such foreign currencies as the Company shall designate at the time of offering, of its senior debt securities (the “Securities”). The Securities will be issued under an Indenture dated as of September 14, 2010 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Each issue of Securities may vary, where applicable, as to aggregate principal amount, maturity, interest rate or rates and timing of payments thereof, redemption provisions and sinking fund requirements, if any, exercise provisions and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued from time to time.

Whenever the Company determines to make an offering of Securities through one or more investment banking firms, it will enter into a Terms Agreement (a “Terms Agreement”) with such firm or firms providing for the sale of such Securities to, and the purchase and offering thereof by, such firm or firms. The Terms Agreement shall be substantially in the form of Exhibit A hereto and shall specify such applicable information as is indicated in such Exhibit. The Terms Agreement will incorporate by reference the provisions of this Agreement. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities. Unless the context otherwise requires, as used hereinafter (a) the terms “this Agreement”, “hereof”, “herein” or “hereunder” shall refer to this Agreement which has been executed by the Company as of                     , 20     and to the Terms Agreement supplemental hereto with respect to the offering of specific Securities as executed by or on behalf of the Company and by or on behalf of the Underwriter or Underwriters which are parties thereto; (b) the term “Terms Agreement” shall refer to the Terms Agreement applicable to a specific offering; (c) the term “Underwriter” or “Underwriters” shall each refer to the one or more investment banking firms which are parties to the applicable Terms Agreement; and (d) “you” or “your” shall refer to any manager or co-managers of an underwriting syndicate so specified in the applicable Terms Agreement on its own behalf and on behalf of the other Underwriters, or, if none is or are so named, to the Underwriter or Underwriters.

SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter, as of the date of the Terms Agreement, as of the Applicable Time referred to in Section 1(e) hereof and as of the Closing Time referred to in Section 2 hereof (each, a “Representation Date”), as follows:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”), and the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the 1933 Act on Form S-3 (No. 333-        ) not earlier than three years prior to the date hereof in respect of certain securities, including the Securities, and the offering thereof from time to time by the Company in accordance with Rule 415 under the 1933 Act, and has filed such amendments thereto as may have been required to the date hereof. Such registration statement and any amendment thereto became effective under the 1933 Act upon filing with the Commission pursuant to Rule 462(e) under the 1933 Act, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement and the exhibits thereto (and, if amended, as amended) and the Company’s base prospectus relating to the sale of certain securities, including the Securities, by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1933 Act or otherwise, are collectively referred to herein as the “Registration Statement” and the “Base Prospectus”, respectively; provided that, when no time is specified, the term “Registration Statement” shall mean the registration statement, including the exhibits, the base prospectus and the documents incorporated therein by reference, as deemed revised pursuant to Rule 430B(f)(1) under the 1933 Act by virtue of the filing of the Final Prospectus Supplement (as defined below) with the Commission pursuant to Rule 424(b) under the 1933 Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the use of the automatic shelf registration statement form. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) under the 1933 Act, one or more preliminary prospectus supplements (each such preliminary prospectus supplement and the Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein, a “Preliminary Prospectus”) relating to the Securities, each of which has been previously furnished to you. The Company will file with the Commission a final prospectus supplement (including the documents incorporated or deemed to be incorporated by reference therein, the “Final Prospectus Supplement”, and, together with the Base Prospectus, the “Final Prospectus”) relating to the Securities in accordance with Rule 424(b), and as contemplated by Section 3(a) hereof. As filed, such Final Prospectus

Supplement shall be deemed to have supplemented the Base Prospectus only with respect to the offering of Securities to which it relates. Such Final Prospectus Supplement shall contain all information required by the 1933 Act and the rules and regulations thereunder (the “Regulations”), and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you at or prior to the date of the applicable Terms Agreement, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, at or prior to the date of the applicable Terms Agreement, will be included or made therein.

(b) The Registration Statement, the Base Prospectus and the Indenture, at the time the Registration Statement became effective and as of each Representation Date did or will, and, when the Final Prospectus Supplement is first filed in accordance with Rule 424(b) and at the Closing Time, the Final Prospectus Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act, the Regulations and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective and as of each Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, at the time the Registration Statement became effective and as of each Representation Date, did not, and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and at the Closing Time, the Final Prospectus Supplement (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement, Base Prospectus or Final Prospectus Supplement (or any supplement thereto) made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement, the Base Prospectus or the Final Prospectus Supplement or to that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustee under the Indenture.

(c) This Agreement has been duly authorized, executed and delivered by the Company.

(d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, any Preliminary Prospectus and the Final Prospectus Supplement, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder and, when read together with the other information in the Base Prospectus, at the time the Registration Statement and any amendments thereto became or become effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(e) With respect to any issue of Securities, the “Applicable Time” will be such time and date as is specified in the related Terms Agreement as the Applicable Time; and the “Disclosure Package” will be (i) the Base Prospectus as amended or supplemented immediately prior to the Applicable Time, (ii) the Preliminary Prospectus most recently made available to the Underwriter(s) prior to the Applicable Time, (iii) issuer free writing prospectuses, as defined in Rule 433 under the 1933 Act (“Issuer Free Writing Prospectus”), if any, identified in Schedule I to the Terms Agreement, (iv) the final term sheet prepared and filed pursuant to Section 3(b) hereto, if any, and (v) any other free writing prospectus, as defined in Rule 405 under the 1933 Act (“Free Writing Prospectus”), that the parties to the Terms Agreement shall expressly agree in writing, as identified in Schedule I to the Terms Agreement, to treat as part of the Disclosure Package; the Disclosure Package and each electronic road show, when taken together as a whole with the Disclosure Package, as of the Applicable Time, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein.

(f) (i) At the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (ii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the 1933 Act, and (iii) at the Applicable Time (with such time being used as the determination date for purposes of this clause (iii)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.

(g) The Company was not, at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities that are the subject of the applicable Terms Agreement, and is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act).

(h) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 3(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(i) With respect to an issuance of Securities, the Company has not made and will not make, prior to the Closing Time for such Securities and the completion of the Underwriters’ distribution of such Securities, any offer that would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act), without the prior consent of the Underwriters; and the Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any such free writing prospectus, including timely filing with the Commission or retention where required and legending.

(j) The Company maintains a consolidated system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”). Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(k) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) that are designed to ensure that information (both financial and non-financial) required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information required to be disclosed is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(l) The financial statements included or incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus Supplement, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated or deemed to be incorporated by reference therein. All disclosures contained in the Registration Statement, the Disclosure Package or the Final Prospectus Supplement, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the Regulations, to the extent applicable.

(m) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package or the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(n) The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered and constitutes a valid and legally binding agreement, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(o) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Disclosure Package and the Final Prospectus and will be in substantially the respective forms filed or incorporated or deemed to be incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(p) Neither the Company nor any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (“Significant Subsidiaries”) is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any such Significant Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws or other organizational documents of the Company or any of its Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.

(q) The Company and its Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess such right would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Significant Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Significant Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(r) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

(s) The Company and its Significant Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t) Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Significant Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Significant Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(u) The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v) Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Significant Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of any offering of Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(w) The Company is not and, after giving effect to the offering and sale of the Securities and the pro forma application of the net proceeds thereof as described in the Disclosure Package and the Final Prospectus Supplement, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

Any certificate signed by any officer of the Company and delivered to you or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2. Purchase and Sale. The several commitments of the Underwriters to purchase Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at such place as shall be set forth in the Terms Agreement, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 9) following the date of the Terms Agreement or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the “Closing Time”). Payment shall be made to the Company by wire transfer in immediately available funds to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Securities to be purchased by them (unless such Securities are issuable only in the form of a single global Security registered in the name of a depository or a nominee of a depository, in which event the Underwriters’ interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). Such Securities shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Time. Such Securities, which may be in temporary form, will be made available for examination by you on or before the first business day prior to the Closing Time.

If authorized by the Terms Agreement, the Underwriters may solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the accounts of the Underwriters, a fee relating to the principal amount of Securities for which Delayed Delivery Contracts are made at Closing

Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Securities per Delayed Delivery Contract specified in the Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

You are to submit to the Company, at least two business days prior to Closing Time, the name of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Securities to be covered by each such Delayed Delivery Contact.

The principal amount of Securities agreed to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the principal amount of Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total amount of Securities covered by the Terms Agreement, less the principal amount of Securities covered by Delayed Delivery Contracts.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Immediately following the execution of the Terms Agreement, the Company will prepare a Final Prospectus Supplement setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriter(s) acting as co-managers in connection with the offering, if any, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Final Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the Regulations, and will furnish to the Underwriters as many copies of the Base Prospectus and such Final Prospectus Supplement as you shall reasonably request.

(b) The Company shall prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Underwriters and attached as Schedule II to the Terms Agreement and to file such term sheet pursuant to Rule 433 under the 1933 Act within the time required by such Rule.

(c) If, at any time between the date of the applicable Terms Agreement and the Closing Time, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will promptly notify the Underwriters, amend or supplement the Disclosure Package to correct such statement or omission unless a Final Prospectus Supplement that corrects such statement or omission has been furnished to you or has been filed pursuant to Rule 424(b) (notice of which filing the Company has promptly given to the Underwriters) and supply any such amendment or supplement to you in such quantities as you may reasonably request.

(d) If at any time when a prospectus is required by the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act) to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the view of your counsel or counsel for the Company, to amend or supplement the Registration Statement or the Final Prospectus in order that the same will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading (in the case of the Final Prospectus, in the light of circumstances existing at the time it is delivered to a purchaser) or if it shall be necessary, in the view of either such counsel, at any such time to amend the Registration Statement, file a new registration statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, including in connection with use or delivery of the Final Prospectus, the Company will (i) promptly prepare and file with the Commission such amendment or supplement or new registration statement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to comply with such requirements and (ii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus Supplement.

(e) With respect to each sale of Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) (other than any such earnings statement available via the Commission’s EDGAR database).

(f) The Company, during the period when a prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus Supplement, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing to afford you a reasonable opportunity to comment on such proposed amendment or supplement, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object.

(g) The Company, during the period when a prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will notify each of you immediately, and confirm the notice in writing, (i) of the mailing or the delivery to the Commission for filing of any amendment to the Registration Statement, any amendment or supplement to the Final Prospectus or any document to be filed pursuant to the 1934 Act, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Base Prospectus or the Final Prospectus Supplement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or the occurrence of any objection to the use of the Registration Statement and, upon such issuance or notice of objection, to obtain at the earliest possible moment the lifting of such stop order or relief from such objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(h) The Company will deliver to you one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits thereto), and as many copies of each Preliminary Prospectus, the Final Prospectus Supplement and each Issuer Free Writing Prospectus and any supplement thereto as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

(i) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take action which would subject it to general service of process in any jurisdiction where it is not now so subject or to conduct its business in a manner in which it is not currently so conducting its business. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company and you, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 3(b) hereto; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I to the Terms Agreement and any electronic road show; and provided, further that each of the Underwriters may use one or more term sheets relating to the Securities containing customary information, not inconsistent with the form of the final term sheet prepared and filed pursuant to Section 3(b) hereto, without the prior consent of the Company. Any such free writing prospectus consented (or deemed consented) to by you or the Company, including the final term sheet referenced above, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Company, during the period when a prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

(l) Between the date of the Terms Agreement and the Closing Time, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any new issue of debt securities of the Company with a maturity of more than one year, including additional Securities (except for any debt securities issued in connection with acquisitions).

(m) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Underwriters (i) as soon as publicly available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form l0-Q, Current Report on Form 8-K, annual report to share owners and definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to share owners (other than any such report or statement available via the Commission’s EDGAR database) and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request.

SECTION 4. Conditions of Underwriters’ Obligation. The obligations of the Underwriters to purchase Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

(a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement, or, to the knowledge of the Company, proceedings therefor initiated or threatened by the Commission, nor any notice objecting to its use shall have been issued under the 1933 Act, no order suspending trading or striking or withdrawing any Securities to be listed on a national securities exchange from listing and registration under the 1934 Act shall be in effect, and no proceedings under the 1933 Act or 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A under the 1934 Act, by any national securities exchange, (ii) the Final Prospectus Supplement, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b), (iii) the final term sheet contemplated by Section 3(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433, (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities, preferred stock or other obligations of the Company as of the Applicable Time shall not have been lowered since the Applicable Time, and (v) any Securities for which application has been made to list on a national securities exchange shall have been approved for listing, subject to official notice of issuance.

(b) At the Closing Time you shall have received:

(1) The opinion, dated as of the Closing Time, of the General Counsel of the Company or another counsel reasonably satisfactory to the Underwriters, in form and substance satisfactory to you, to the effect that:

(i) The Registration Statement is effective under the 1933 Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus Supplement, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the 1939 Act and the respective rules thereunder.

(ii) Each of the Company and its Significant Subsidiaries (as set forth in a schedule to such opinion) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus Supplement, and, to the best of such counsel’s knowledge, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure so to qualify and be in good standing would have a material adverse effect upon the Company and its subsidiaries taken as a whole.

(iii) The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, and the Securities and the Indenture conform to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(iv) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement or the Final Prospectus which is not adequately disclosed therein, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

(v) This Agreement (including the Terms Agreement), any Delayed Delivery Contracts and the Indenture have been duly authorized, executed and delivered by the Company.

(vi) The Indenture has been duly qualified under the 1939 Act; and the Securities have been duly authorized for issuance and sale by the Company. The Indenture constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general equity principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and except further as enforcement thereof shall be limited by (A) requirements that a claim with respect to any Securities payable other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in a foreign currency or currency units or payments outside the United States; and the Securities are in the form contemplated by the Indenture and the Securities, when executed and authenticated in accordance with the provisions of the Indenture and when issued and delivered to you and paid for by you pursuant to the Terms Agreement, including the provisions of this Agreement, or by purchasers proposed by the Underwriters and previously approved by the Company pursuant to any Delayed Delivery Contracts, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent enforcement of the Securities may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general equity principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and except further as enforcement thereof shall be limited by (A) requirements that a claim with respect to any Securities payable other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

(vii) No filing with, consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act, and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

(viii) Neither the issuance and sale of the Securities, nor the execution and delivery of this Agreement and the performance of the obligations and the consummation of the transactions herein contemplated will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound and which are material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, or any applicable law, statute, rule, order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

(ix) Each document, if any, filed pursuant to the 1934 Act (other than the financial statements and other financial information included therein, as to which no opinion need be rendered) and incorporated by reference in the Registration Statement, the Base Prospectus or the Final Prospectus Supplement complied when so filed as to form in all material respects with the 1934 Act and the rules and regulations thereunder.

(x) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Disclosure Package and the Final Prospectus Supplement, will not be an “investment company” as defined in the 1940 Act.

In rendering the above opinion, such counsel shall additionally state that, based on his examination of the Registration Statement, the Disclosure Package, the Final Prospectus Supplement and each amendment thereof or supplement thereto and his discussions with officers and representatives of the Company in the course of participating in the preparation of such documents, although he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, the Final Prospectus Supplement and each amendment thereof or supplement thereto (except to the extent provided in subsection (b)(1)(iii) of this Section), on the basis of the foregoing, nothing has come to his attention that would lead him to believe that the Registration Statement, at any deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act or at the date of any Terms Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus, or any amendment or supplement thereto, at the time the Final Prospectus Supplement was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no such statement need be made by such counsel with respect to the financial statements and other financial data included in the Registration Statement, the Disclosure Package or the Final Prospectus or in any amendment or supplement thereto, or any statement contained in or omitted from the documents referred to therein in reliance upon and in conformity with written information furnished by the Underwriters through you specifically for use in the Registration Statement, the Disclosure Package or the Final Prospectus).

In rendering the opinion required by subsection (b)(1) of this Section, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the state in which he is admitted to practice law, the Delaware General Corporation Law or the laws of the United States and as to any other matter to which you consent (which consent shall not be unreasonably withheld), to the extent specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable (including Shearman & Sterling LLP) and (B) as to matters of fact on certificates of officers and representatives of the Company and of public officials, and will not be required to verify independently the accuracy or completeness of information or documents furnished to such counsel with respect to the Registration Statement, the Disclosure Package or the Final Prospectus.

(2) The opinion, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel to the Underwriters, in form and substance satisfactory to you, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the information in the Disclosure Package and the Final Prospectus and other related matters as you may reasonably require.

(3) The opinion, dated as of the Closing Time, of Shearman & Sterling LLP, tax counsel to the Company, in form and substance satisfactory to you, to the effect that the statements under the caption “Certain United States Federal Income Tax Considerations” or similar caption in each document comprising an element of the Disclosure Package and the Final Prospectus Supplement, insofar as such statements constitute summaries of the legal matters referred to therein, fairly present the information called for with respect to such legal matters in all material respects and fairly summarize the matters referred to therein in all material respects.

(c) You shall have received from Ernst & Young LLP, the independent auditors for the Company, a letter dated as of the applicable Terms Agreement to the effect that:

(i) they are independent auditors with respect to the Company within the meaning of the 1933 Act, the Regulations and the Public Company Accounting Oversight Board;

(ii) in their opinion the audited financial statements and schedules of the Company and its subsidiaries incorporated by reference into the Registration Statement, any Preliminary Prospectus and, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement and examined by them comply in form in all material respects with the applicable accounting requirement of the 1933 Act and the Regulations and the 1934 Act and the related published rules and regulations;

(iii) on the basis of a reading of the latest unaudited financial statements made available by the Company, if any, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the Board of Directors, or a committee thereof, of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to transactions and events subsequent to the date of the latest audited consolidated financial statements included in the Registration Statement, any Preliminary Prospectus and, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement, nothing came to their attention that caused them to believe that:

(1) the unaudited financial statements, if any, included in or incorporated into the Registration Statement, any Preliminary Prospectus and, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement do not comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations; and said unaudited financial statements, if any, are not in conformity with GAAP in the United States applied on a basis substantially consistent with that of the audited financial statements incorporated in the Registration Statement, any Preliminary Prospectus and, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement; or

(2) with respect to the period subsequent to the date of the latest unaudited financial statements included in or incorporated into the Registration Statement, any Preliminary Prospectus and, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement there were any changes, at a specified date not more than five business days prior to the date of such letter, in the common stock, par value $0.01 per share, of the Company and paid in capital, or total debt, of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included in or incorporated into the Registration Statement, any Preliminary Prospectus and, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement or for the period from the date of the latest unaudited financial statements included or incorporated into the Registration Statement, any Preliminary Prospectus and, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement to a specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in total or per-share amounts of consolidated income before extraordinary items or consolidated net income, except in all instances for changes or decreases set forth in or contemplated by the Registration Statement, any Preliminary Prospectus or, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement or except for such exceptions enumerated in such letter as shall have been agreed to by you and the Company;

(iv) they have performed certain other specified procedures as a result of which they determined that certain information specified by you of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company set forth in the Registration Statement, any Preliminary Prospectus and, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement and in Exhibit 12.1 to the Registration Statement) agrees with the audited financial statements, the accounting records or analysis of the Company and its subsidiaries, excluding any questions of legal interpretation; and

(v) on the basis of a reading of any unaudited pro forma financial information included in or incorporated into the Registration Statement, any Preliminary Prospectus or, in the case of the letter to be provided pursuant to subsection (d) below, the Final Prospectus Supplement (the “pro forma financial information”); carrying out certain specified procedures; inquiries of certain officials who have responsibility for relevant financial and accounting matters; and proving the arithmetic accuracy of the application of any pro forma adjustments to the historical amounts in the pro forma financial information, nothing came to their attention which caused them to believe that the pro forma financial information, if any, does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments, if any, have not been properly applied to the historical amounts in the compilation of such statements.

(d) You shall have received from Ernst & Young LLP or other independent auditors acceptable to you a letter, dated as of the Closing Time, reconfirming or updating the letter required by subsection (c) hereof.

(e) You shall have received a certificate of the Company, signed by two of the president, any vice-president, the chief financial officer, the treasurer or the secretary of the Company, one of whom shall be the president, the treasurer or a vice-president of the Company, dated the Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus Supplement and this Agreement and that, to the best of their knowledge after reasonable investigation:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii) since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package or the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or business prospects of the Company and its subsidiaries taken as a whole whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus;

(iv) the Company is not and, after giving effect to the sale of the Securities pursuant to the Terms Agreement incorporating this Agreement and assuming the use of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus Supplement, the Company will not be in default under any instrument evidencing or relating to indebtedness of the Company, and no event which, with lapse of time or giving of notice or both, would constitute an event of default thereunder has occurred or is continuing, which is material to the business, operations, or financial condition of the Company and its subsidiaries taken as a whole; and

(v) the statistical and market-related data included in the Registration Statement, the Disclosure Package or the Final Prospectus are based on or derived from reliable sources.

(f) At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you.

(g) Prior to the Closing Time, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Base Prospectus, the Final Prospectus Supplement and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them, and the printing of this Agreement and the Terms Agreement, (ii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(i) or other securities laws specified in the applicable Terms Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters or the Company in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing (or reproduction) and delivery to the Underwriters (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Base Prospectus, the Final Prospectus Supplement and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them in quantities as hereinabove stated, (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees of rating agencies, (viii) the fees and expenses, if any, incurred in connection with the listing of the Securities on the New York Stock Exchange or any other national exchange, and (ix) the fees and expenses incurred with respect to any filing with the Financial Industry Regulatory Authority.

If the purchase of Securities by the Underwriters pursuant to the Terms Agreement is not consummated otherwise than by reason of a termination solely pursuant to Sections 8(ii), 8(iii) and 9, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meanings of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus Supplement, or any Issuer Free Writing Prospectus, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of the 1933 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party under this Section 6, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a) and (b) of this Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Final Prospectus Supplement bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided that (y) in no case shall any Underwriter (except as may be provided in the agreement among underwriters relating to the offering of the Securities, if any) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will notify the Company, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d). The Underwriters’ respective obligations to contribute pursuant to this paragraph (d) are several in proportion to the principal amount of Securities to be purchased by them, respectively, as specified in the applicable Terms Agreement.

SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements, including the agreement of the Company in Section 6 hereof with respect to indemnity and contribution, contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Securities to the Underwriters.

SECTION 8. Termination. You may terminate this Agreement, immediately upon notice to the Company, at or any time prior to the Closing Time (i) if there has been, on or after the Applicable Time relating to the Securities or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the common stock, par value $0.01 per share, of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, if a banking moratorium in the United States generally or in the City or State of New York has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies underlying the Securities or if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Securities shall remain in effect so long as any Underwriter owns any such Securities purchased from the Company pursuant to the Terms Agreement and (y) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity and contribution agreement set forth in Section 6, and the provisions of Sections 7, 12 and 16 shall remain in effect.

SECTION 9. Default. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase hereunder and under the Terms Agreement (the “Defaulted Securities”), then you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 36 hours you shall not have completed such arrangements for the purchase of all the Defaulted Securities then:

(a) if the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate amount of the Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b) if the aggregate amount of Defaulted Securities exceeds 10% of the aggregate amount of the Securities to be purchased pursuant to the Terms Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company. As used in this Section only, the “aggregate amount” of Securities shall mean the aggregate principal amount of any Securities. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement and the Final Prospectus Supplement or in any other documents or arrangements may be effected.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices sent to the Underwriters shall be directed to you at the address indicated in the Terms Agreement; notices sent to the Company shall be directed to it at 2500 Windy Ridge Parkway, Atlanta, Georgia 30339 (or, if by mail, Post Office Box 723040, Atlanta, Georgia 31139-0040), attention of the General Counsel with a copy to the Treasurer.

SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed as given to any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and affiliates through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with any offering of Securities (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 13. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, and all of which together shall constitute one and the same instrument.

SECTION 14. Amendments or Waivers. No amendments or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 15. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation, this Agreement.

SECTION 16. Governing Law. This Agreement (including each Terms Agreement) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

Dated as of the date first written above.

COCA-COLA ENTERPRISES, INC.

By:
Name:
Title:

EXHIBIT A

COCA-COLA ENTERPRISES, INC.

(a Delaware corporation)

Senior Debt Securities

TERMS AGREEMENT

Date:                     , 20

TO: COCA-COLA ENTERPRISES, INC.

2500 Windy Ridge Parkway

Atlanta, Georgia 30339

Re: Underwriting Agreement dated                     , 20__.

Title of Senior Debt Securities:

Principal amount to be issued: $

Current ratings:

Interest rate:             % per annum

Interest rate formula:

Interest payment dates:

Date of maturity:

Redemption provisions:

Sinking fund requirements:

[Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agent: ]

Delayed Delivery Contracts: [Authorized] [Not authorized].

Delivery Dated:

Ex. A-1

Minimum Contract:

Maximum aggregate principal amount:

Fee:             %.

Initial public offering price:             %, plus accrued interest, or amortized original issue discount, if any, from [        ].

Purchase price:             %, plus accrued interest, or amortized original issue discount, if any, from [        ] (payable in next day funds).

Applicable Time:              A.M./P.M. on

Closing date and location with respect to registered Securities:

Notice to the Underwriters pursuant to Section 10 of the Underwriting Agreement shall be given to: Manager or co-managers, if any:

Place of delivery of Securities:

[Additional Termination Event: To the list of termination events included in Section 8 of the Underwriting Agreement is added the following:

(iv) a general moratorium in foreign exchange trading, or a moratorium in                      or U.S. dollar trading, by major international banks or persons has been declared, or exchange controls have been imposed or proposed, affecting the                      or the U.S. dollar by any competent governmental authority in the United States.]

[The following agreements of the Underwriters are added to the Underwriting Agreement:

The Underwriters agree that they will not offer, sell, resell or deliver, directly or indirectly, any Securities in or to residents of, or to others for the reoffering, resale or delivery of any Securities directly or indirectly in or to any resident of,                     .]

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.

Name	Principal Amount of Securities
$________
$_______]

Ex. A-2

By

[_____________________________]

By

[_____________________________]

[Acting on behalf of themselves and the other named Underwriters.]

Accepted:

COCA-COLA ENTERPRISES, INC.

By
Title:

Ex. A-3

SCHEDULE I

a.	Issuer Free Writing Prospectuses

b.	Free Writing Prospectuses

Ex. A-4

SCHEDULE II

FORM OF FINAL TERM SHEET

FINAL TERM SHEET

Dated                     , 20__

COCA-COLA ENTERPRISES, INC.

                         % NOTES DUE 20

Name of Issuer: Coca-Cola Enterprises, Inc.

Title of Securities:

Currency:

Aggregate Principal Amount:

Issue Price (Price to Public):             % of principal amount

Maturity:

[Coupon (Interest Rate):                      % per annum] [Interest Rate Formula:             ]

Interest Payment Dates:                      and                      of each year, commencing on                     .

Interest Payment Record Dates:                      and                      of each year

Redemption Provisions:

Sinking Fund Provisions:

Other Provisions:

Legal Format: SEC Registered

Proceeds to Coca-Cola Enterprises, Inc.

Settlement Date: T +              days;

Booking-Running Manager[s]:

Co-Managers:

CUSIP:

ISIN:

Ex. A-5

Listing:

Ratings:                              /

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The offer and sale of the Securities to which this final term sheet relates have been registered by Coca-Cola Enterprises, Inc. by means of a registration statement on Form S-3 (SEC File No. 333-[        ]).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling [            ] toll-free at [xx-xxx-xxxx].

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Ex. A-6

EXHIBIT B

COCA-COLA ENTREPRISES, INC.

(a Delaware corporation)

Senior Debt Securities

DELAYED DELIVERY CONTRACT

                    , 20

COCA-COLA ENTERPRISES, INC.

2500 Windy Ridge Parkway

Atlanta, Georgia 30339

Attention:

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from Coca-Cola Enterprises, Inc. (the “Company”), and the Company agrees to sell to the undersigned on                     , 20    (the “Delivery Date”), $                     principal amount of the Company’s [insert title of security] (the “Securities”), offered by the Company’s Prospectus dated                     , 20__, as supplemented by its Prospectus Supplement dated                     , 20__, receipt of which is hereby acknowledged, at a purchase price of [            ]% of the principal amount of Securities, plus accrued interest from                     , 20    , to the Delivery Date] and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York clearing House funds, at the office of                     , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations (consistent with the related terms of the Prospectus Supplement) and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of the Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before                     , 20     shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated                     , 20__, between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for the Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Ex. B-1

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice of completion of such sale, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate amount of Securities in excess of $                     and that the acceptance of any Delayed Delivery Contracts is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

Ex. B-2

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

Yours very truly,

(Name of Purchaser)

By

(Title)
(Address)

Accepted as of the date first above written:

COCA-COLA ENTERPRISES, INC.

By
Title

Ex. B-3